EXHIBIT 23.1

                          Independent Auditors' Consent

We consent to the use of our report dated April 8, 2002 on the consolidated financial statements of Webb Mortgage Depot, Inc. and subsidiaries as of December 31, 2001 and 2000 included herein in the registration statement of Webb Mortgage Depot, Inc. on Form SB-2, as amended, and to the reference to our firm under the heading "Experts" in the prospectus.


SALBERG & COMPANY, P.A.
/s/ Salberg & Company, P.A.

Boca Raton, Florida
October 31, 2002